[McMoRan Oil & Gas Letterhead]



                               September 8, 1999


Petro-Guard Company, Inc.          Fairfield Resources Corp.
5858 Westheimer                    14100 Southwest Freeway
Suite 400                          Suite 340
Houston, TX  77057                 Sugarland, TX 77478
Attn:  Mr. Dewey Stringer          Attn:  Mr. Barry Rava

Solvation, Inc.                    Fortune Natural Resources Corporation
5858 Westheimer                    515 W. Greens Road
Suite 400                          Suite 720
Houston, TX  77057                 Houston, TX 77067
Attn:  Mr. Arthur Pasmas           Attn:  Mr. Tyrone J. Fairbanks

Energy Management Corporation      Lamar Oil & Gas, Inc.
5858 Westheimer                    P. O. Box 2197
Suite 400                          Rockport, TX 78381
Houston, TX 77057                  Attn:  Mr. David R. Pilgrim
Attn:  Mr. Arthur Pasmas

OGA 1, L.P.
5858 Westheimer
Suite 400
Houston, TX  77057
Attn:  Mr. Arthur Pasmas


Re:  Farmout Agreement
     Grass Island Deep Prospect
     Calhoun County, Texas

Gentlemen:

This Farmout Agreement ("Agreement") shall evidence the agreement of each of Fairfield Resources Corp., Petro-Guard Company, Inc., Solvation, Inc., OGA
1, L.P., Lamar Oil & Gas, Inc. and Fortune Natural Resources Corporation (hereinafter collectively referred to as "Farmor" or "Farmors") to farmout their leasehold interests in and to that area designated as the Farmout Area on the attached plat marked Exhibit "A" ("Farmout Area") to McMoRan Oil & Gas LLC ("Farmee") under the terms and conditions as set forth herein. Farmors individually farmout their respective interests, and all options and elections provided for in this Agreement will be exercised by each Farmor independently of the other Farmors.

Farmout Agreement
September 8, 1999
Page 2

                              I. INITIAL TEST WELL

On or before November 1, 1999, Farmee will commence the actual drilling of an Initial Test Well, subject to rig availability and obtaining the requisite permits, at a location on the Farmout Area mutually agreed to by Farmor, Farmee, and third parties owning a working interest in the Farmout Area (the "Other Parties"). Farmee will prosecute the drilling of such well with due diligence and in a workmanlike manner to the lesser of (a) a depth of 13,500' TVD, (b) a depth sufficient to encounter a time equivalent point of 3.287 seconds, which point is described by velocity survey in the Getty #1 San Antonio Bay State Tract 82 as being equal to a subsea depth of 13,482' TVD, which point in the prestack time migration/Fairfield display data set of Espiritu Santo Bay 3D seismic survey is 37 milliseconds below the positive amplitude event that occurs between 3.200 seconds and 3.250 seconds at the intersection of Line 889 and cross line 315, or (c) a depth of no less than 12,500' at which conditions are encountered which would require a reasonably prudent operator to utilize a mud weight of at least 17.5 pounds per gallon ("Contract Depth"). Farmee will assume all cost and risk attributable to the interest of Farmor associated with the drilling, completing and installation of flowlines, pipelines, shore facilities, platforms, and other production facilities necessary for the production of such Initial Test Well or any substitute therefor at the maximum prudent production rate for such well, in the event the well is completed as a producer, or the plugging and abandoning of the well if same is a dry hole.

In the event the Initial Test Well fails to reach Contract Depth due to its encountering impenetrable substances, salt, saltwater flow, heaving shale, cavity, excessive pressure, mechanical difficulties, or if other conditions are encountered which in the opinion of a reasonable prudent operator would render further drilling of such well hazardous or impractical ("Gulf Coast Conditions"), but such well is completed as a well capable of commercial production at a lesser depth, Farmee shall comply and earn an assignment in accordance with the terms of Article III hereof, which assignment will be limited to depths from the depth of 6,500' below the surface to 100 feet below the stratigraphic equivalent of total depth drilled in the well, subject to Farmee's right to earn additional depths by drilling a Substitute Well to Contract Depth. Farmee may drill the Initial Test Well to any depth below Contract Depth it deems appropriate.

If Farmee is unable to timely spud the Initial Test Well or any substitute therefor due to rig availability, permitting problems, or force majeure, Farmor agrees to grant a reasonable extension of time to allow Farmee to spud the well.

                               II. SUBSTITUTE WELL

If the Initial Test Well, or any substitute therefor, encounters Gulf Coast Conditions, as defined above, prior to reaching Contract Depth, Farmee shall have

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Farmout Agreement
September 8, 1999
Page 3


the option to commence operations for the drilling of a Substitute Well ("Substitute Well"). If Farmee elects to drill a Substitute Well, it shall be drilled having a bottomhole location of Farmee's choice in the Farmout Area, and such Substitute Well will be committed to in writing by Farmee within 30 days and commenced within 120 days of rig release from the well for which it is substituted. The Substitute Well shall be drilled pursuant to the terms and conditions of this Agreement and will be considered for all purposes as if it were the well for which it is a substitute, including allocation of costs for purposes of Payout.

                          III. RIGHT TO TAKE OVER WELL

In the event Farmee does not elect to complete the Initial Test Well, any substitute therefor or subsequently drilled well on the Farmout Area, it will give notice to Farmor of its election to plug and abandon such well. Subject to the rights of the Other Parties, Farmor shall have forty-eight (48) hours from receipt of such notice inclusive of weekends and holidays in which it may elect to take over the well for the purposes of completing same. If Farmor elects to take over such well, Farmee, at Farmors election, will set a plug in the intermediate casing at a mutually acceptable depth or take such steps as are necessary to secure the rig prior to releasing the well to Farmor, at the expense of Farmee. Farmee will thereafter have no further interest in the well bore. Farmor will assume operatorship of the well and will execute all appropriate forms necessary to be recognized as Operator under the laws and regulations of the State of Texas. Farmor will assume all cost and risk associated with the well including all standby charges for rig, vessels and other associated equipment incurred by Farmee from the time Farmor receives notice of Farmees' election to plug and abandon the well until Farmor notifies Farmee of its election whether or not to take over the well. If Farmor elects to take over the well, Farmor shall then also be responsible for any subsequent standby costs incurred. Farmor shall also assume the obligation to plug and abandon the well and restore the surface premises in accordance with all state and federal regulations. As between each Farmor, proposals to take over the well will be considered in order from the deepest interval in which any Farmor proposes to complete the well to the shallowest interval. Such proposals will be made pursuant to the applicable Operating Agreement. If notice of an election to takeover the well is not furnished to Farmee within such 48 hour period, Farmee will plug and abandon the well according to the terms of this Agreement. As to any interval(s) below 6,500', Farmor shall have no right to take over a well and attempt a completion if Farmee intends to commence a subsequent well to test such interval(s). Additionally, if Farmor takes over said well as hereinabove provided, such action shall not in any way impair the right of Farmee to earn rights in the Farmout Leases by the drilling of a Substitute Well in the manner provided in this Agreement.

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Farmout Agreement
September 8, 1999
Page 4

                             IV. RIGHTS TO BE EARNED

In the event that, within the time and in the manner provided for in this Agreement, Farmee drills the Initial Test Well, or any substitute therefor, to the Contract Depth ("Earning Well"), and Farmee furnishes to Farmors, together with the information required by Article IX, below, if not previously furnished, notice that an Earning Well has been drilled to Contract Depth, Farmors shall provide to Farmee an assignment, within a reasonable period of time, not to exceed 45 days, following the receipt of such notice, which assignment shall be effective as of the date of receipt of such notice, of the following:

    An undivided fifty percent (50%) of each of Farmors' right, title and interest in the leases which are described on Exhibit "IV.A" attached hereto to the extent such leases cover lands included in the Farmout Area (the "Farmout Leases"), reserving unto each Farmor, its successors and assigns, a pro rata share of an overriding royalty of the difference, if any, between lessors' royalties and any existing burdens thereon and twenty-five percent (25%), proportionately reduced to the interest being assigned to Farmee, of any and all of the oil and gas and other liquid or gaseous hydrocarbon substances produced, saved and marketed from, or attributable to the assigned interests under the terms and conditions of the leases. Said overriding royalty interest shall be computed and paid at the same time and in the same manner as royalties are computed and paid to the lessor under the terms of the leases. Such overriding royalty shall be free and clear of all costs of exploring, operating, developing, producing and maintaining said lease in force and effect, except the proportionate share of severance, production, excise and other like taxes applicable to such overriding royalty interest, and a pro rata share of transportation charges borne by Farmee . Said reserved overriding royalty shall not be reducible at Payout except that Farmors' 50% working interest shall, at Payout, be subject to 50% of such reserved overriding royalty interest. It is the intention of Farmor to deliver a 75% Net Revenue Interest in the Farmout Leases. The assignment will also reserve all rights from the surface of the earth to 6,500' and shall further reserve all title and interest owned by Petro-Guard Company, Inc., Solvation, Inc. and OGA 1, L.P. in and to all wells, production platforms, facilities, pipelines and structures and appurtenances of any kind on the Farmout Area. The assignment will provide the Farmee shall additionally be entitled to all production from the Initial Test Well attributable to 100% of the working interest of Farmor under this Agreement until Payout, as defined herein.

                             V. OPERATING AGREEMENT

Except as otherwise provided in this Agreement, all operations conducted on the Farmout Area will be conducted in accordance with the provisions of the Operating Agreement which is attached hereto as Exhibit "V.A". The Operating Agreement

Farmout Agreement
September 8, 1999
Page 5

will apply to the Farmout Area which shall be the same as the Contract
Area described in Exhibit "A" to the Operating Agreement. The AMI provisions of the Operating Agreement shall be applicable as of the date hereof. In the event of a conflict between the Operating Agreement and this Agreement, the terms of this Agreement shall prevail.

               VI. RISKS, COSTS, EXPENSES AND INDEMNITY

The Initial Test Well, and any substitute therefor, drilled under the provisions of this Agreement shall be drilled free of any cost and/or liabilities of any kind or character to Farmor, and all risks, liability, costs or expenses incurred in connection with drilling, testing, completing and equipping said well or wells, or plugging and abandoning said well or wells, shall be borne solely by Farmee to the extent of the farmed out interest, except as otherwise specifically provided for in this Agreement. Farmee also assumes and agrees to indemnify and defend Farmor against any and all claims, demands or causes of action of any kind or nature, including spills or other environmental damage, that may be asserted against Farmor by suit or otherwise, for injury to or death of any person or persons and/or the loss of or damage to property arising from or in any manner growing out of or connected with the above described operations conducted in or on said well or wells or facilities by Farmee, except for any such claims, losses, demands or causes of action caused by the actions or omissions of Farmor.

Farmee does not assume any cost, risk or liability in connection with or arising from any existing wells or structures located on the Farmout Area or any wells drilled or operations previously conducted by Farmor or others on any portion of the Farmout Lease, except as to any liabilities arising out of the operations and actions of Farmee. Any such wells or structures shall be retained by those Farmors owning such wells or structures and Farmors will be responsible for any liabilities arising therefrom. Farmor shall also assume full responsibility and liabilities for any additional wells as may be drilled or structures as may hereafter be installed in connection with those stratigraphic depths of the Farmout Leases not made subject to this Agreement. Additionally, Farmee agrees that it shall have no access to or rights in any such structures or platforms as a result of the execution of this agreement.

                                VII. SEISMIC DATA

Upon execution of this Agreement, and approval of the Other Parties, Farmee will receive a Seismic License Agreement covering the 1997 3-D seismic data insofar as designated on Exhibit "VII.A" hereof and will receive the data covered thereby to work in Farmee's offices under the terms of such Seismic License Agreement. Each Farmor and Farmee further agree that for a period of two years from the date hereof it will give the other the right to review any prospects which Farmee or such Farmor elects to farmout in the 3-D Seismic Area, as such area is set forth on that plat attached hereto as Exhibit "VII. B". The parties will execute appropriate

Farmout Agreement
September 8, 1999
Page 6

confidentiality agreements prior to reviewing such prospects. The 3-D License Agreement is attached hereto as Exhibit "VII.C".

                                VIII. OPTION AREA

Farmors hereby grant to Farmee an option, exercisable during a thirty-day period beginning on the date on which the Initial Test Well or any substitute therefor is drilled to Contract Depth, in which Farmee may elect to purchase fifty percent (50%) of the interest owned by Farmors in and to the leases covering lands outside the Farmout Area but within the Option Area as set forth on Exhibit "A" hereof, as to rights below the depth of 6,500' below the surface. If Farmee elects to acquire such interest, Farmee shall make payment to Farmors of 50% of Farmors' costs of acquisition and annual rentals paid on such leases. Farmors shall promptly assign to Farmee its share of each such lease, reserving unto Farmors the overriding royalty provided for in Article IV, above.

In the event Farmors, or any of them, on the one hand, or Farmee, on the other hand, desire to bid on any unleased acreage within the Option Area, the parties desiring to bid shall notify all other parties and shall convene a meeting to attempt to agree on the acreage to be bid upon and the bid price. The parties will act in good faith to attempt to agree on these matters. Farmee and Farmors, prior to proposing the acquisition of any lease and/or the proposing any well in the Option Area (initial or otherwise), will to the extent allowable under the applicable agreements, make available their geological and geophysical interpretations of said prospect and well. All assignments of leases acquired by either Farmor or Farmee within the 3-D Seismic Data Area and assigned to the other, subject to the above or under the terms of the AMI provision of the Operating Agreement, will provide that Farmors will be entitled to all rights from the surface of the earth to a depth of 6,500' and Farmors shall be entitled to an overriding royalty of the difference between the lease royalty burden and 25%, if any.

                 IX. INTERPRETATIONS, WELL INFORMATION, AND DATA

In the course of drilling the Initial Test Well, or substitute therefor, Farmee agrees to do such evaluation and to have made or conducted such operations as, in Farmee's sole opinion, a prudent operator would do, or have made or conducted, under the same or similar circumstances. To the extent that such tests or evaluations are conducted by Farmee, Farmee shall comply with each of the requirements set forth on Exhibit "IX.A" hereto (the "Geologic and Technical Requirements"). Farmors shall be entitled to all notices and information required to be sent to a participating working interest owner in a paid up status. Except as otherwise provided in this Agreement, during the drilling, completion, and production of any well drilled hereunder on the Farmout Area and Option Area, the Farmors' authorized agents and representatives shall be entitled to receive copies of all geological, geophysical and engineering information obtained from the drilling of said well or wells and shall

Farmout Agreement
September 8, 1999
Page 7

be entitled to all rights and privileges of a working interest owner, including, but not limited to, daily detailed rig drilling reports, logging while drilling logs, mud logs and reports, mud engineer reports, flow tests, paper and digital copies of all logs, regulatory filings, emergency notifications, and any other information related to daily rig and drilling activity. Farmors shall have access to the rig floor, at the sole risk of Farmor, its authorized agents or representatives, to observe all operations conducted in or on said well or wells. Prior to conducting any logging operations in said well or wells, Farmee will give Farmor, in accordance with the provisions of the Geologic and Technical Requirements, twenty-four (24) hours notice in advance of such logging operations or, in the event that well conditions do not permit such twenty-four
(24) hour notice, Farmee will give as much advance notice of intended operations as time will allow.

If requested by Farmor, Farmee will provide transportation for Farmor, its agents and representatives, subject to space availability, to and from said well or wells on regularly scheduled trips, at the sole risk of Farmor, its agents and representatives. Farmor may otherwise provide its own transportation to the rig upon notice to Farmee. Farmor assumes and agrees to indemnify Farmee against any and all claims, demands and causes of action of any kind or nature that may be asserted against Farmee, by suit or otherwise, arising out of or in any manner growing out of or connected with the authorized agents and representatives of Farmor having access to, or being upon, the rig floor or the providing by Farmee of transportation to and from the well or wells for the authorized agents and representatives of Farmor, except as to any damages or loss caused by the negligence or willful misconduct of Farmee or its agents or representatives.

                                   X. PAYOUT

The term "Payout" as used herein shall mean that point in time at which the Farmee has recovered out of the net proceeds from the sale of production from the Initial Test Well or a substitute therefor, after first deducting all royalties and overriding royalties applicable to such production together with all severance, production, or excise taxes and marketing and gathering costs applicable to such production to the extent attributable to the interests of Farmors, plus any reimbursements or credits of others including insurance reimbursements and claims, all of Farmee's share of the cost of drilling, completing, equipping for production including the installation of flowlines, pipelines, shore and production facilities and operating said well and/or a substitute therefor attributable to the farmed-in interests (all such charges shall be made in accordance with the provisions of the Operating Agreement to the extent such charges are covered by the Operating Agreement). That portion of Payout to be recouped by Farmee as to drilling costs shall be limited to 115% of the amount of such costs as set out on Farmee's AFE for the Initial Test Well, or the actual drilling costs incurred by Farmee to Casing Point, whichever is the lesser. The cost of equipping the well(s) for production shall include the cost of installing a platform and facilities. However, in the event a subsequent well is drilled and

Farmout Agreement
September 8, 1999
Page 8

completed prior to Payout, the subsequent well participants will not bear any of the capital costs of the production facilities other than the costs necessary to tie-in the subsequent well into the facilities for the Initial Test Well (if such production facilities capacities are available and the subsequent well is tied into same). The subsequent well participants will, however, bear their share of operating costs including their share of rentals on any leased equipment or facilities. In the event Farmee receives any Credits and Reimbursements after payout occurs that are attributable to the period prior to Payout, Farmee shall credit all such amounts to the joint account of Farmor to the same effect as if such amounts had been received prior to payout.

Farmee shall furnish Farmor monthly operating statements as if Farmor was an active working interest participant. Payout statements shall be furnished once each quarter within thirty (30) days after the calendar quarter for which the computations are made, showing the proceeds of production from the applicable well(s) and providing an itemized account of the well costs and authorized deductions from production for the previous quarter. Such payout statements shall be provided monthly during the calendar month immediately following the month to which they apply once the well for which such statements are provided is within 20% of payout. Such statements shall also show the cumulative proceeds of production (and the gross volume) from such well and provide an itemized account of the cumulative well costs and cumulative authorized deductions from production revenues so that the then current payout status can be readily determined from the statement. Farmee shall keep an accurate record of all charges and credits connected with the applicable well(s), and such records shall be available at all reasonable times for audit by Farmor. Farmee agrees to provide Farmor with the above information within the periods provided herein. Beginning with the date hereof and continuing until two years following Farmee's notification to Farmor of payout, Farmor shall have the right to audit Farmee's books and records pertaining to this project as to all revenues and expenses beginning with the first charges incurred. Upon reaching payout, Farmee shall begin disbursing revenues, if applicable, to Farmor within thirty days.

                               XI. CONFIDENTIALITY

The parties hereto agree that all geological, engineering, technical, production test or other data obtained from all wells drilled under this Agreement shall be considered to be "tight" and shall be the property of Farmee and Farmor and shall be maintained as confidential information for a period of two (2) years from the date hereof, or until such information is made public by any governmental agency acquiring jurisdiction, unless all parties hereto agree in writing to a lesser period of time. It is further agreed that the ownership of proprietary geophysical data belonging either to Farmee or Farmor remains respectively vested in each such owner to do with as it so desires; however, any such geophysical data furnished hereunder to a non-owner shall be protected as confidential information. It is understood that any filings of reports or press releases by Farmee or Farmor which are required by governmental agencies or

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Farmout Agreement
September 8, 1999
Page 9


stock exchanges or which are made to satisfy public disclosure requirements shall not constitute a breach hereof. Except as provided in the preceding sentence any party hereto desiring to make a press release shall furnish a copy thereof to the other party hereto prior to release for the purpose of advising the parties and obtaining comments thereon.

                         XII. PERMITS, DATA AND FILINGS

It is understood that Farmee shall assume all duties, responsibilities and liabilities in connection with all permits for operations hereunder and that Farmee shall make any and all filings and reports necessary in connection with the drilling, completing, and the plugging and abandoning of any well or wells drilled under the terms of this Agreement. It is also understood that Farmor shall aid and assist Farmee in its attempt to secure the final approval on any such required permit by furnishing on a timely basis such necessary information as Farmor has available.

                              XIII. GAS COMMITMENTS

Farmor represents that the interests farmed out herein are not subject to any existing gas contract or oil and/or gas call on production except for that Gas Purchase Agreement dated April 1, 1986 between Seneca Resources Corporation et. al. and Dow Chemical Company, as amended, and that Crude Oil Purchase Agreement dated December 11, 1998 with GulfMark Energy, Inc., and will not enter into any such contracts or commitments affecting the interests which may be earned by Farmee hereunder. Farmor will further attempt to obtain a release of said Gas Purchase Agreement and said Crude Oil Purchase Agreement as to the interests subject to this Agreement prior to the commencement of the Initial Test Well. Resolution of the release of such agreements will be resolved to the satisfaction of Farmee prior to spudding the Initial Test Well.

                 XIV. LIMITED WARRANTY/STIPULATION OF INTERESTS

Any assignment from Farmor to Farmee shall be without warranty except for a special warranty as to parties claiming by, through or under Farmor, and shall include an express representation and warranty by Farmor that the interest assigned to Farmee is not subject to any obligations or burdens, except as set out in the Operating Agreement, other than a proportionate share of the lessor's royalty and a proportionate share of the overriding royalty interests to be retained by Farmor pursuant to the terms and provisions of this Agreement. Further, any assignment from Farmor to Farmee shall warrant that the interest assigned to Farmee is assigned free from any mortgage, lien, production payment, advanced payments or any other burden or encumbrance (other than the Lessor's royalty and the overriding royalty interests referenced above) and Farmor agrees to indemnify Farmee against any loss or damages incurred by Farmee resulting from the breach of such warranty.

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Farmout Agreement
September 8, 1999
Page 10

The Farmors agree that as between themselves the working interest ownership in the Leases are correctly reflected on Exhibit "A" to the Operating Agreement hereof and that it is the intention of each Farmor to farmout under the terms of this Agreement its entire interest in the Farmout Area to Farmee.

                            XV. LAWS AND REGULATIONS

Farmee agrees to comply with all laws and lawful regulations applicable to any activities carried out by Farmee under the provisions of this Agreement and/or any amendments thereto. The laws of the State of Texas shall apply.

                            XVI. ACCEPTANCE OF TITLE

Farmee's obligations under this Agreement are subject to the acceptance by Farmee of Farmor's title in and to the Leases included in the Farmout Area. Farmee will advise Farmor of any title deficiencies within thirty (30) days of the date hereof.

                           XVII. FORFEITURE OF RIGHTS

Farmee shall not be liable in damages or otherwise for failure to commence, drill, test or complete the Initial Test Well, or any substitute therefor, in the manner or within the time set forth herein, but such failure shall result only in the forfeiture by Farmee of its rights and privileges under the provisions of this Agreement not earned and all further obligations and liabilities of Farmee hereunder shall cease.

            XVIII. RELATIONSHIP OF PARTIES, TAX PARTNERSHIP

Farmor and Farmee hereby agree that the respective obligations and liabilities of the parties under this Agreement shall be several, not joint or collective, and each shall be responsible for its own obligations. It is not the purpose or the intention of this Agreement to create, and the same shall never be construed as creating, a joint venture, agency, mining partnership or other relationship whereby any of the parties shall be liable for acts, either of commission or omission, of any party hereto.

                         XIX. LEASE MAINTENANCE PAYMENTS

Prior to Farmee earning the interest as to Farmout Leases, Petro-Guard Company, Inc. shall pay, all delay rentals accruing after the date of the Agreement under the Farmout Leases and shall notify Farmee of each payment. Within thirty (30) days after receipt of such notice, Farmee shall reimburse Petro-Guard for the full amount of such payment. Petro-Guard shall not be liable for failure to make a proper payment, but agrees to use the same degree of care used in making such payments under its other leases. Farmee shall be responsible for making all rental payments on leases within the Farmout Area after Farmee has earned the assignment referred to in Article IV, above. All parties will reimburse Farmee their proportionate share thereof.

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Farmout Agreement
September 8, 1999
Page 11

                          XX. EFFECT AND ASSIGNABILITY

It is expressly understood that the terms and provisions of this Agreement shall extend to, be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

This Agreement shall not be assigned by any party hereto without first securing the written consent to such assignment by the other parties hereto, which consent shall not be unreasonably withheld. Any assignment of interests in the Farmout Leases during the term or effectiveness of this Agreement shall be subject to this Agreement.

Farmor specifically agrees that Farmee shall be authorized to make an assignment of interests in acreage which has been earned hereunder to the participants in its Exploration Program and may disclose confidential data to such participants, namely, Phosphate Resource Partners Limited Partnership and Gerald J. Ford and that Farmee may disclose information acquired hereunder to such participants, subject to the confidentiality provisions hereof.

                                  XXI. NOTICES

All notices, reports and information to be given to Farmee pursuant to the provisions of this Agreement shall be given to Farmee as follows:

                McMoRan Oil & Gas LLC
                Attention: Glenn A. Kleinert, Senior Vice President 1615 Poydras Street
                New Orleans, Louisiana 70112
                Post Office Box 60004
                New Orleans, Louisiana 70160
                Telephone Number:(504) 582-4610
                Telecopy Number: (504) 582-4155

or to such other representative as Farmee designates in writing.
Farmors notice shall be given to the following:

                Petro-Guard Company, Inc.
                Attention:  Mr. Dewey Stringer
                5858 Westheimer, Suite 400
                Houston, TX  77057
                Telephone:  713/974-5550, ext. 14
                Fax:  713/974-6818

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Farmout Agreement
September 8, 1999
Page 12

                Solvation, Inc.
                Attn:  Mr. Arthur Pasmas
                5858 Westheimer, Suite 400
                Houston, TX  77057
                Telephone:  713/782-5212
                Fax:  713/782-0916

                Energy Management Corporation
                5858 Westheimer
                Suite 400
                Houston, TX 77057
                Attn:  Mr. Arthur Pasmas

                OGA 1, L.P.
                Attn:  Mr. Arthur Pasmas
                5858 Westheimer, Suite 400
                Houston, TX  77057
                Telephone:  713/782-5212
                Fax:  713/782-0916

                Fairfield Resources Corp.
                Attn:  Mr. Barry Rava
                14100 Southwest Freeway, Suite 340
                Sugarland, Texas  77478
                Telephone:  281/275-7738
                Fax:  281/275-7770

                Fortune Natural Resources Corporation
                Attn:  Mr. Tyrone J. Fairbanks
                515 W. Greens Road, Suite 720
                Houston, TX 77067
                Telephone:  281/872-1170
                Fax:  281/872-1213

                Lamar Oil & Gas, Inc.
                Attn:  Mr. David R. Pilgrim
                P.O. Box 2197
                Rockport, TX  78381
                Telephone:  512/790-9678
                Fax:  512/ 790-5519

All notices shall be effective upon receipt.

Farmout Agreement
September 8, 1999
Page 13


If the above and foregoing, together with the Exhibits attached hereto, correctly set forth and evidence the agreement and understanding between the parties, please sign and date the enclosed copy of this Agreement at the spaces indicated below and return the executed copy of same to the undersigned within fifteen (15) days from the date hereof or this Agreement may be terminated at the option of Farmee.

This Agreement has been prepared for counterpart execution and, will be binding as to each Party upon its execution, whether or not the other parties listed below execute same.

                               McMoRan Oil & Gas LLC


                               By:  /s/ Glenn A. Kleinert
                                   ----------------------------------
                                   Glenn A. Kleinert
                                   Senior Vice President


Agreed to and accepted on this 7th day of September, 1999.

Petro-Guard Company, Inc.

By: /s/ Dewey A. Stringer, III
   ---------------------------------
   Dewey A. Stringer, III



Agreed to and accepted on this 9th day of September, 1999.

Solvation, Inc.

By: /s/ Arthur J. Pasmas
   ---------------------------------
   Arthur J. Pasmas


Agreed to and accepted on this 9th day of September, 1999.

Energy Management Corporation


By: /s/ Arthur J. Pasmas
   ---------------------------------
   Arthur J. Pasmas

Farmout Agreement
September 8, 1999
Page 14


Agreed to and accepted on this 9th day of September, 1999.

OGA 1, L.P.

By: /s/ Arthur J. Pasmas
   ---------------------------------
   Arthur J. Pasmas



Agreed to and accepted on this 7th day of September, 1999.

Fairfield Resources Corp.

By: /s/ M. J. Fontenot
   ---------------------------------
    M. J. Fontenot


Agreed to and accepted on this 9th day of September, 1999.

Fortune Natural Resources Corporation

By: /s/ Tyrone J. Fairbanks
   ---------------------------------
   Tyrone J. Fairbanks



Agreed to and accepted on this 9th day of September, 1999.

Lamar Oil & Gas, Inc.

By: /s/ David Pilgrim
   ---------------------------------
    David Pilgrim